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                         [Letterhead of Arthur Andersen LLP]



                                                              Exhibit 23.3


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 29, 1996 included in the Company's Form 10-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of InfoNow Corporation subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                               /s/ ARTHUR ANDERSEN LLP

                                               Arthur Andersen LLP

Denver, Colorado
May 30, 1997